UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 20, 2016

Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

As previously disclosed, Stone Energy Corporation (“Stone”) has been involved in discussions with certain of its stakeholders in respect of a possible restructuring of the indebtedness and capitalization of Stone and certain of its subsidiaries (collectively, the “Company”). On October 20, 2016, the Company entered into a restructuring support agreement (the “RSA”) with certain (i) holders of the Company’s 1 3⁄4% Senior Convertible Notes due 2017 (the “Convertible Notes”) and (ii) holders of the Company’s 7 1⁄2% Senior Notes due 2022 (together with the Convertible Notes, the “Notes” and the holders thereof, the “Noteholders”), to support a restructuring on the terms of a pre-packaged plan of reorganization as described therein (the “Plan”). The RSA contemplates that the Company will file for voluntary relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in a United States Bankruptcy Court (the “Bankruptcy Court”) on or before December 9, 2016 to implement the Plan in accordance with the term sheet annexed to the RSA (the “Term Sheet”). The following description of the RSA and annexed Term Sheet is qualified by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The RSA will become effective upon (i) execution by the Company and Noteholders holding, in the aggregate, at least 66-2/3% of the outstanding aggregate principal amount of the Notes, and (ii) Stone having entered into a PSA for the sale of Properties, defined below, for a cash purchase price of at least $350 million. Both conditions have been satisfied, with Noteholders holding approximately 85.4% of the aggregate principal amount of the Notes executing the RSA and Stone signing the PSA, as indicated below. Pursuant to the terms of the RSA and the Term Sheet, Noteholders and other interest holders will receive treatment under the Plan summarized as follows:

•	The Noteholders will receive their pro rata share of (a) $150 million of the net cash proceeds from the sale of Stone’s approximately 86,000 net acres in the Appalachia regions of Pennsylvania and West Virginia (the “Properties”) plus 85% of the net cash proceeds from the sale of the Properties in excess of $350 million, if any, (b) 95% of the common stock in reorganized Stone and (c) $225 million of new 7.5% second lien notes due 2022.

•	Existing common stockholders of Stone will receive their pro rata share of 5% of the common stock in reorganized Stone and warrants for up to 15% of the post-petition equity exercisable upon the Company reaching certain benchmarks pursuant to the terms of the proposed new warrants.

•	All claims of creditors with unsecured claims other than claims by the Noteholders, including vendors, shall be unaltered and will be paid in full in the ordinary course of business to the extent such claims are undisputed. Stone estimates that such unsecured claims are in the range of approximately $17 million to $27 million in the aggregate.

•	Holders of claims arising on account of Stone’s existing revolving credit facility will receive (a)(i) if such holders vote, as a class, to accept the Plan, commitments on terms set forth on Exhibit 1(a) to the Term Sheet, on a pro rata basis, under an amended revolving credit facility, or (ii) if such holders, as a class, do not vote to accept the Plan (or are deemed to reject the Plan), a term loan on terms set forth on Exhibit 1(b) to the Term Sheet, or (b) such other treatment as is acceptable to the Company and the Noteholders and consistent with the Bankruptcy Code, including, but not limited to, section 1129(b) of the Bankruptcy Code.

Each of the foregoing common equity percentages in reorganized Stone is subject to dilution from the exercise of the new warrants described above and a management incentive plan.

The Company has been engaged in discussions and has exchanged proposals with the lenders under its revolving credit facility with respect to the treatment of the revolving credit facility in a chapter 11 proceeding and a related amendment to the revolving credit facility; however, no agreement has been reached. While the Company expects to continue discussions and related negotiations with its lenders, there can be no assurance that an agreement will be reached.

The RSA contains certain covenants on the part of the Company and the Noteholders who are signatories to the RSA, including that such Noteholders will vote in favor of the Plan, support the sale of the Properties and otherwise facilitate the restructuring transaction, in each case subject to certain terms and conditions in the RSA. The consummation of the Plan will be subject to customary conditions and other requirements, as well as the sale by Stone of the Properties for a cash purchase price of at least $350 million and approval of the Bankruptcy Court. The RSA also provides for termination by each party, or by either party, upon the occurrence of certain events, including without limitation, termination by the Noteholders upon the failure of the Company to achieve certain milestones set forth in Schedule 1 to the RSA.

Assuming implementation of the Plan, Stone expects that it will have eliminated approximately $850 million in principal of outstanding debt and reduced its annual interest payment burden by approximately $46 million.

Although the Company intends to pursue the restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

The information contained in the RSA, including the Term Sheet, and this Form 8-K are for informational purposes only and do not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor do they constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While we expect the restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing a restructuring. Securityholders are urged to read the disclosure materials, including the disclosure statement, if and when they become available because they will contain important information regarding the restructuring.

Purchase and Sale Agreement

On October 20, 2016 (the “Execution Date”), Stone entered into a purchase and sale agreement (the “PSA”) with TH Exploration III, LLC, an affiliate of Tug Hill, Inc. (“Tug Hill”). Pursuant to the terms of the PSA, Stone agreed to sell the Properties to Tug Hill (the “Disposition”) for $360 million in cash, subject to customary purchase price adjustments (the “Purchase Price”). The following description of the PSA is qualified by reference to the text of such agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The Disposition has an effective date of June 1, 2016. In connection with the execution of the PSA, Tug Hill deposited $5.0 million in escrow, which amount may be supplemented by an additional $31 million at a later date on certain conditions being met. Upon a closing, the deposit will be credited against the Purchase Price. From the Execution Date through December 19, 2016 (the “Diligence Period”), Tug Hill intends to conduct customary due diligence to assess the aggregate dollar value of any title and environmental defects associated with the Properties. The parties expect to close the Disposition by February 27, 2017, subject to customary closing conditions and approval by the Bankruptcy Court.

The PSA contains customary representations, warranties and covenants. From and after the closing of the Disposition, Stone and Tug Hill, respectively, have agreed to indemnify each other and their respective affiliates against certain losses resulting from any breach of their representations, warranties or covenants contained in the PSA, subject to certain customary limitations and survival periods. Additionally, from and after closing of the Disposition, Stone has agreed to indemnify Tug Hill for certain identified retained liabilities related to the Properties, subject to certain survival periods, and Tug Hill has agreed to indemnify Stone for certain assumed obligations related to the Properties.

The PSA may be terminated, subject to certain exceptions, (i) upon mutual written consent, (ii) if the closing has not occurred by March 1, 2017, (iii) for certain material breaches of representations and warranties or covenants that remain uncured, (iv) if, on or prior to the end of the Diligence Period, title and environmental defect amounts (after application of customary thresholds and deductibles), casualty losses and the value of any assets excluded from the Properties due to the exercise of preferential purchase rights or consents equal or exceed $10 million in the aggregate, (v) if Stone fails to file for bankruptcy on or before December 9, 2016, (vi) if the Bankruptcy Court does not enter an order approving Stone’s assumption of the PSA and certain other matters within 30 days of Stone filing for bankruptcy, (vii) if the Bankruptcy Court does not enter a sale order for the Disposition by February 10, 2017, and (viii) upon the occurrence of certain other events specified in the PSA.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on August 8, 2016, and subsequently on October 13, 2016, Stone entered into confidentiality agreements (collectively, the “Confidentiality Agreements”) with an ad hoc group of the Noteholders (the “Ad Hoc Group”). In connection with discussions that have occurred in anticipation of the entry into the RSA, the Company provided certain confidential information to the Ad Hoc Group pursuant to the Confidentiality Agreements. Pursuant to the terms of the Confidentiality Agreements, Stone has agreed to publicly disclose all material non-public information regarding the Company provided to the Ad Hoc Group and their respective legal and financial advisors (the “Cleansing Materials”), including (i) projections and forecasts of the Company (the “Presentation Materials”) and (ii) a proposal (“Management Proposal”) by certain members of Company management regarding executive compensation matters.

The descriptions in this Form 8-K of the Management Proposal and the Presentation Materials do not purport to be complete and are qualified in their entirety by reference to the complete text of the Management Proposal and the Presentation Materials. The Management Proposal and the Presentation Materials are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K.

In addition, on October 20, 2016, in connection with the entry into the RSA and the PSA, the Company issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99.3.

The information in the Cleansing Materials is dependent upon assumptions with respect to commodity prices, production, development capital, exploration capital, operating expenses, availability and cost of capital and performance as set forth in the Cleansing Materials. Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to consummate the sale of the Properties as contemplated by the PSA; the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated October 20, 2016.

10.2	Purchase and Sale Agreement, dated October 20, 2016.

99.1	Management Proposal, dated September 8, 2016.

99.2	Stone Energy Corporation – Presentation Materials dated September 22, 2016.

99.3	Press release, dated October 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: October 20, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated October 20, 2016.

10.2	Purchase and Sale Agreement, dated October 20, 2016.

99.1	Management Proposal, dated September 8, 2016.

99.2	Stone Energy Corporation – Presentation Materials dated September 22, 2016.

99.3	Press release, dated October 20, 2016.